Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-218915

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 14, 2017)

3,250,000 Shares

Reata Pharmaceuticals, Inc.

Class A Common Stock

We are offering 3,250,000 shares of Class A common stock in this offering. Our Class A common stock is listed on The NASDAQ Global Market under the symbol “RETA”. On July 26, 2017, the last reported sale price of our Class A common stock on The NASDAQ Global Market was $32.06 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. Please see “Summary—Implications of Being an Emerging Growth Company.”

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$31.00	$100,750,000
Underwriting Discounts and Commissions (1)	$1.86	$6,045,000
Proceeds to Reata Pharmaceuticals, Inc. (before expenses)	$29.14	$94,705,000

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Delivery of the shares of Class A common stock is expected to be made on or about August 1, 2017. We have granted the underwriters an option for a period of 30 days to purchase up to 487,500 additional shares of our Class A common stock. If the underwriters exercise this option in full, the total underwriting discounts and commissions payable by us will be approximately $7.0 million and the total proceeds to us, before expenses, will be approximately $108.9 million.

Joint Book-Running Managers

Jefferies	Leerink Partners	Stifel

Co-Managers

Baird	Ladenburg Thalmann

Prospectus Supplement dated July 26, 2017.

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or any such free writing prospectus. We are offering to sell, and seeking offers to buy, Class A common stock only in jurisdictions where offers and sales are permitted. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus, and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such free writing prospectus or of any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus. This prospectus supplement, the accompanying prospectus, and any such related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus, or any such related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, or any such related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus, or any such related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement or the accompanying prospectus may contain forward-looking statements that involve substantial risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

∎	our expectations regarding the timing, costs, conduct, and outcome of our clinical trials, including statements regarding the timing of the initiation and availability of data from such trials;

∎	the timing and likelihood of regulatory filings and approvals for our product candidates;

∎	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the potential market opportunities for commercializing our product candidates;

∎	our expectations related to the use of our available cash;

∎	estimates of our expenses, future revenue, capital requirements, and our needs for additional financing;

∎	our ability to develop, acquire, and advance product candidates into, and successfully complete, clinical trials;

∎	the initiation, timing, progress, and results of future preclinical studies and clinical trials, and our research and development programs;

∎	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

∎	our ability to maintain and establish collaborations or obtain additional funding;

∎	our ability to maintain and establish relationships with third parties, such as contract research organizations, suppliers, and distributors;

∎	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act;

∎	our ability to establish and maintain arrangements for manufacture of our product candidates;

∎	our ability to attract collaborators with development, regulatory, and commercialization expertise;

∎	the impact of governmental laws and regulations;

∎	developments and projections relating to our competitors and our industry; and

∎	other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017.

As a result of these factors, we cannot assure that the forward-looking statements in this prospectus supplement, the accompanying prospectus, or the documents that are incorporated by reference herein or therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

S-iv

You should read this prospectus supplement, the accompanying prospectus, the documents that we have incorporated by reference herein and therein, and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-v

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our business, and the markets for treatments of certain diseases, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions, is based on information from various third-party sources. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date, in our industry. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although neither we nor the underwriters have independently verified the accuracy or completeness of any third-party information, we believe the market opportunity information included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in or incorporated by reference into the “Risk Factors” section of this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the “Risk Factors” section contained in the documents incorporated by reference herein, and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making an investment decision.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Reata Pharmaceuticals,” “Reata,” “the company,” “we,” “us,” and “our” refer to Reata Pharmaceuticals, Inc. and, where appropriate, our consolidated subsidiaries.

Company Overview

We are a clinical stage biopharmaceutical company focused on identifying, developing, and commercializing product candidates to address rare and life-threatening diseases with few or no approved therapies by targeting molecular pathways that regulate cellular metabolism and inflammation. Our lead product candidates, bardoxolone methyl and omaveloxolone, are Nrf2 activators that target the important transcription factor Nrf2 to restore mitochondrial function, reduce oxidative stress, and resolve inflammation.

Bardoxolone methyl is currently being studied in a Phase 3 trial, known as CATALYST, for the treatment of pulmonary arterial hypertension, or PAH, associated with connective tissue disease, or CTD-PAH, as well as a Phase 2 trial, known as LARIAT, for the treatment of pulmonary hypertension due to interstitial lung disease, or PH-ILD, and PAH. In addition, bardoxolone methyl is currently being studied in a single, pivotal Phase 2/3 trial, known as CARDINAL, for the treatment of chronic kidney disease, or CKD, caused by Alport syndrome. We have recently announced data from the ongoing Phase 2 portion in CARDINAL.

Omaveloxolone is being studied in separate two-part Phase 2 trials for the treatment of Friedreich’s ataxia, or FA, and mitochondrial myopathies, or MM, known as MOXIe and MOTOR, respectively. We have recently announced data from part one of MOXIe and are currently dosing patients in part one of MOTOR, both of which are dose ranging. Data from part two of each of the trials have the potential to be used for registration. Omaveloxolone is also being studied in a Phase 1b/2 trial for the treatment of metastatic melanoma, known as REVEAL. In addition to our lead product candidates, we are also conducting a Phase 1 trial of RTA 901.

Beyond our clinical programs, we have additional promising preclinical development programs. We believe that our product candidates and preclinical programs have the potential to improve clinical outcomes in numerous underserved patient populations.

Our Clinical Pipeline

The chart below is a summary of our clinical programs:

Recent Developments

Bardoxolone Methyl for the Treatment of Chronic Kidney Disease Caused by Alport Syndrome

In July 2017, we announced initial data from the ongoing open-label Phase 2 portion of the CARDINAL trial. The Phase 2 portion of the trial enrolled 30 patients and available data demonstrate that bardoxolone methyl significantly improved kidney function in Alport syndrome patients as measured by estimated glomerular filtration rate, or eGFR.

From a mean baseline eGFR of 54.7 mL/min/1.73 m2, available data from patients showed a mean improvement of 6.9 mL/min/1.73 m2 at Week 4 (n=19; p<0.0005), increasing to 12.7 mL/min/1.73 m2 at Week 12 (n=8; p<0.00005). The observed treatment effect surpasses the threshold of 3.0 mL/min/1.73 m2 that was the minimum effect size necessary to proceed to the Phase 3 portion of the trial. In addition, over 80% of patients demonstrated a clinically meaningful improvement in eGFR of at least 3.0 mL/min/1.73 m2 by Week 8. These results are consistent with eGFR increases observed in multiple previous clinical trials of bardoxolone in patients with other forms of CKD (including the BEAM and BEACON trials in patients with type 2 diabetes and CKD) that enrolled over 2,600 patients. The independent data monitoring committee reviewed all available safety data and voted to recommend opening the Phase 3 portion of the trial.

No serious adverse events have been reported, and reported adverse events have generally been mild to moderate in intensity. Consistent with prior studies, the most common adverse events reported in more than one patient were muscle spasms (9/30; 30%), headache (2/30; 7%), diarrhea (2/30; 7%), fatigue (2/30; 7%), back pain (2/30; 7%), hypotension (2/30; 7%), and hypertension (2/30; 7%). Muscle spasms were generally transient and were associated with reductions of creatine kinase, which is evidence of improved energy metabolism.

We are screening patients in the Phase 3 portion of the CARDINAL trial. The Phase 3 portion of CARDINAL will be a double-blind, randomized, placebo-controlled, multi-center, international trial designed to evaluate the safety and efficacy of bardoxolone methyl in patients with CKD caused by Alport syndrome. The trial will enroll approximately 150 patients randomized evenly to either bardoxolone methyl or placebo. The eGFR change will be measured after 48 weeks while the patient is on treatment, or on-treatment eGFR, and again after 52 weeks after the patient has stopped taking the study drug for a four-week withdrawal period, or retained eGFR. Based on guidance from the United States Food and Drug Administration, or the FDA, the year one retained eGFR benefit data may support accelerated approval under subpart H. After withdrawal, patients will be restarted on study drug with their original treatment assignments and will continue on study for a second year. The second year on-treatment eGFR change will be measured after 100 weeks and the retained eGFR benefit will be measured after withdrawal of drug for four weeks at week 104. Based upon guidance from the FDA, the year two retained eGFR benefit data may support full approval. In July 2017, we received orphan drug designation for bardoxolone methyl for the treatment of Alport syndrome.

We also plan to initiate one or more additional Phase 2 clinical trials in other rare renal diseases during the first half of 2018.

Bardoxolone Methyl for the Treatment of Connective Tissue Disease Pulmonary Arterial Hypertension

We began enrolling patients in the Phase 3 CATALYST trial, which is studying bardoxolone methyl in patients who have PAH associated with connective tissue diseases such as scleroderma and lupus, in October 2016. We expect that Phase 3 data from the CATALYST trial will be available in the second half of 2018.

Omaveloxolone for the Treatment of Friedreich’s Ataxia

In June 2017, we announced data from part one of the Phase 2 MOXIe trial. Data from the trial showed that in FA patients, and across all doses, omaveloxolone improved modified Friedreich’s Ataxia Rating Scale, or mFARS, by 2.5 points from baseline (p<0.001) and by 1.1 points relative to placebo (not statistically significant). The maximum effect on mFARS was observed at the 160 mg dose level, which was administered to a total of 12 patients, with an improvement in mFARS of 3.8 points versus baseline (p=0.0001) and of 2.3 points relative to placebo (p=0.06).

We observed that omaveloxolone produced greater improvements in mFARS in patients that did not have a preexisting musculoskeletal foot deformity that causes high arched feet, called pes cavus. In patients without pes cavus, maximum effect on mFARS was observed at the 160 mg dose level, with an improvement in mFARS of 6.0 points versus baseline (p<0.0001) and of 4.4 points relative to placebo (p=0.01).

Although across all patients, data did not show that omaveloxolone improved peak work as measured during the maximal exercise test, in patients without pes cavus, across all doses, data showed that omaveloxolone increased peak work by 6.5 watts versus baseline (p=0.002) and by 4.3 watts relative to placebo (not statistically significant). In this group, the maximum effect on peak work was observed at the 160 mg dose level, with an increase in peak work by 11.5 watts from baseline (p=0.03) and by 9.0 watts versus placebo (not statistically significant), which is a 13% relative improvement.

No safety concerns were identified by the data safety monitoring board in part one of the MOXIe trial. Only two serious adverse events were reported, and both events occurred in placebo-treated patients. The most common adverse events in excess to placebo in the omaveloxolone group were upper respiratory tract infections and nasopharyngitis, which were generally mild in severity. Omaveloxolone was reported to be well-tolerated with only a single discontinuation in a 40 mg patient who developed a skin rash. One placebo patient discontinued prematurely due to withdrawal of consent.

We are screening patients in part two of the Phase 2 MOXIe trial. Part two of MOXIe will be a double-blind, randomized, placebo-controlled, multi-center, international trial designed to evaluate the safety and efficacy of omaveloxolone in patients with FA. The trial will enroll approximately 100 FA patients randomized evenly to either 150 mg of omaveloxolone or placebo. Patients will be stratified by pes cavus status, and the proportion of pes cavus patients will be limited. The primary endpoint of the trial will be the change from baseline in

mFARS of omaveloxolone compared to placebo at 24 weeks. A key secondary endpoint of the trial will be the change from baseline in peak work during maximal exercise testing compared to placebo at 24 weeks. The trial will also assess changes in the FA activities of daily living scale, or ADL, the 25-foot timed walk test, the 9-hole peg test, the frequency of falls, and SF-36 scores.

In June 2017, we received orphan drug designation for omaveloxolone for the treatment of FA.

Financial Information

As of June 30, 2017, we had cash and cash equivalents of $65.2 million.

Our Corporate Information

We were incorporated in 2002 in Delaware. Our headquarters are located at 2801 Gateway Drive, Suite 150, Irving, Texas 75063, and our telephone number is (972) 865-2219. Our website address is www.reatapharma.com. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

“Reata,” “Reata Pharmaceuticals,” the Reata Pharmaceuticals logo, and other trademarks or service marks of Reata Pharmaceuticals, Inc. appearing in this prospectus are the property of Reata Pharmaceuticals, Inc. This prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting and reducing executive compensation disclosures.

We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) ending December 31, 2021, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Offering

Class A common stock offered by us	3,250,000 shares

Option to purchase additional shares of Class A common stock	487,500 shares

Class A common stock to be outstanding immediately following this offering	18,109,186 shares (18,596,686 shares if the underwriters elect to exercise in full their option to purchase additional shares from us)

Class B common stock to be outstanding immediately following this offering	7,506,705 shares

Total common stock to be outstanding immediately following this offering	25,615,891 shares (26,103,391 shares if the underwriters elect to exercise in full their option to purchase additional shares from us)

Voting rights	We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to three votes per share.

Use of proceeds	We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, advancing the development of bardoxolone methyl through a Phase 2/3 program in CKD caused by Alport syndrome, Phase 2 programs in additional renal indications, and Phase 2 programs in PH-ILD and the development of omaveloxolone in Friedreich’s ataxia and mitochondrial myopathies. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

NASDAQ Global Market symbol	“RETA”

The number of shares of our Class A common stock and our Class B common stock to be outstanding after this offering is based on 14,859,186 shares of Class A common stock and 7,506,705 shares of Class B common stock outstanding as of July 21, 2017, and excludes:

∎	2,396,076 shares of Class B common stock issuable upon the exercise of outstanding stock options issued pursuant to our Amended and Restated 2007 Long Term Incentive Plan, or 2007 LTIP, or standalone option agreements, at a weighted average exercise price of $17.64 per share; and

∎	1,001,057 shares, which may be issued in either Class A common stock or Class B common stock, that are reserved for future issuance under our 2007 LTIP.

Unless otherwise indicated, all information in this prospectus reflects and assumes:

∎	no conversion of shares of our Class B common stock into shares of our Class A common stock prior to the completion of this offering; and

∎	the underwriters do not exercise their option to purchase up to 487,500 additional shares of our Class A common stock.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below, with other information in this prospectus and the documents incorporated by reference, including the risks under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2017. The occurrence of any of these risks could harm our business, financial condition, or future results. In such an event, the market price of our Class A common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition, or future results.

Risks Related to this Offering and Our Class A Common Stock

We have broad discretion in the use of net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering to fund part of the continued clinical development of bardoxelone methyl and omaveloxolone. See the section of this prospectus supplement entitled “Use of Proceeds.” Although we plan to use the net proceeds from this offering as described, we will have broad discretion in the application of the net proceeds. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Class A common stock. Our failure to apply these funds effectively could affect our ability to continue to develop, manufacture, and commercialize our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

A significant portion of our total outstanding shares may be sold, which could cause the market price of our Class A common stock to drop significantly and impede our ability to raise future capital, even if our business is doing well.

As of July 21, 2017, we have 7,506,705 shares of Class B common stock outstanding representing 33.6% of our outstanding shares of common stock, all of which are currently restricted as a result of securities laws. Of those 7,506,705 total shares of Class B common stock, 914,805 shares of Class B common stock held by non-affiliates may be converted into shares of Class A common stock and sold in the near future, and 6,591,900 shares of Class B common stock may be converted into shares of Class A common stock and, after the expiration of the lock-up period described in the section of this prospectus supplement entitled “Underwriting,” may be sold subject to any applicable volume, manner of sale, and other limitations under federal securities laws with respect to affiliate sales.

Additionally, our Seventh Amended and Restated Registration Rights Agreement dated as of November 10, 2010, or the Registration Rights Agreement, entered into with certain of our investors in connection with our Series A through H preferred stock financings, provides certain registration rights for 6,050,316 shares of Class B common stock and 1,800,965 shares of Class A common stock (not including shares of Class A common stock issuable upon conversion of shares of Class B common stock) as of July 21, 2017. Once we register these shares, they can be freely sold in the public market.

In addition, as of July 21, 2017, there are 2,396,076 shares subject to outstanding options to purchase Class B common stock that will become eligible for sale in the public market to the extent permitted by any applicable vesting requirements and Rule 144 under the Securities Act. We have registered all shares of Class A common stock or Class B common stock that we issue under our employee benefit plans, including our Amended and Restated 2007 Long Term Incentive Plan, or 2007 LTIP. Once they are issued in accordance with the terms of the plans, they can be freely sold in the public market upon issuance, subject to the restrictions imposed on our affiliates under Rule 144 and, in the case of Class B common stock, conversion to Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public market, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. If the market price of our Class A common stock is low, we may not be able to raise additional equity in amounts sufficient to fund our business plans or we may issue significant additional shares to raise funds, resulting in significant dilution to our stockholders.

In connection with this offering, our executive officers, directors, and certain of our stockholders entered into lock-up agreements with the underwriters or were subject to lock-up agreements with us under which we and they agreed, subject to specific exceptions, not to sell any of our capital stock for 90 days following the date of the underwriting agreement entered into in connection with this offering, except with the prior written consent of Jefferies LLC, Leerink Partners LLC and Stifel, Nicolaus & Company, Incorporated. Following the expiration of this 90-day lock up period, the shares of our common stock subject to the underwriters’ lock-up agreements will be eligible for future sale, subject to applicable volume, manner of sale, and other limitations of Rule 144 of the Securities Act. See the section of this prospectus supplement entitled “Underwriting” for a discussion of the material terms of the lock-up agreements.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price of our Class A common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase Class A common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $35.92 per share, at the public offering price of $31.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, as of March 31, 2017, as adjusted for this offering, purchasers of Class A common stock in this offering will have contributed approximately 15.2% of the aggregate price paid by all purchasers of our common stock but will own approximately 12.7% of our common stock outstanding after this offering.

In addition, as of March 31, 2017, we had outstanding stock options to purchase an aggregate of 2,348,377 shares of Class B common stock at a weighted average exercise price of $17.46 per share. To the extent these outstanding options are exercised, there will be further dilution to investors in the offering. Further, because we may need to raise additional capital to fund our clinical development programs, we may in the future sell substantial amounts of Class A common stock or securities convertible into or exchangeable for Class A common stock. These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution to investors. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution.”

We do not expect to pay any cash dividends in the foreseeable future.

We do not anticipate declaring or paying in the foreseeable future any dividends on our capital stock. We intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As a result, capital appreciation, if any, of our Class A common stock will be stockholders’ sole source of gain, if any, for the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of 3,250,000 shares of our Class A common stock in this offering will be approximately $94.2 million, or approximately $108.4 million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, advancing the development of bardoxolone methyl through a Phase 2/3 program in CKD caused by Alport syndrome, Phase 2 programs in additional renal indications, and Phase 2 programs in PH-ILD and the development of omaveloxolone in Friedreich’s ataxia and mitochondrial myopathies.

We are also undertaking this offering in order to increase our visibility in the marketplace, obtain additional capital, and increase our liquidity. Further, we may use a portion of the net proceeds to acquire complementary businesses, products, or technologies, although we have no present commitments or agreements for any specific acquisitions. Pending these uses, we plan to invest these net proceeds in interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the United States of America.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

DIVIDEND POLICY

We do not anticipate declaring or paying in the foreseeable future any dividends on our capital stock. We intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon our results of operations, financial condition, contractual restrictions, capital requirements, and other factors. Our future ability to pay dividends on our capital stock may be limited by the terms of any future debt that we may incur or any preferred securities that we may issue in the future. Under our existing credit agreement, dividends paid in cash require the consent of our lenders, although we can pay dividends to the extent paid solely in capital stock.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A common stock trades on The NASDAQ Global Market under the symbol “RETA.” Trading of our Class A common stock commenced on May 26, 2016, following the completion of our initial public offering. Prior to that time, there was no public market for our Class A common stock. The following table sets forth, for the periods indicated, the high and low sales prices for our Class A common stock as reported on The NASDAQ Global Market:

	HIGH	LOW
2017
First Quarter	$29.71	$21.41
Second Quarter	$32.53	$19.48
Third Quarter (through July 26, 2017)	$40.88	$29.80
2016
Second Quarter (beginning May 26, 2016)	$26.90	$11.03
Third Quarter	$32.22	$15.17
Fourth Quarter	$41.60	$18.51

On July 21, 2017, there were approximately 342 holders of record of our Class A common stock and 189 holders of record of our Class B common stock. The actual number of holders is greater than this number of record holders and includes people who are beneficial owners but whose shares are held in street name by brokers and other nominees. The last reported sale price of our Class A common stock on The NASDAQ Global Market on July 26, 2017, was $32.06 per share.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2017, on an actual and an as-adjusted basis to give effect to the issuance and sale of 3,250,000 shares of our Class A common stock in this offering, at the public offering price of $31.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information together with our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as incorporated by reference herein.

	AS OF MARCH 31, 2017
	ACTUAL	AS ADJUSTED
	(IN THOUSANDS)
Cash and cash equivalents	$82,676	$176,883

Term loan, net of discounts and debt issuance costs	$19,753	$19,753

Stockholders’ deficit:
Preferred stock, $0.001 par value per share, 100,000,00 shares authorized, no shares issued or outstanding, actual; 100,000,000 shares authorized, no shares issued or outstanding, as adjusted	—	—
Class A common stock, $0.001 par value per share, 500,000,000 shares authorized, 13,988,839 shares issued and outstanding, actual; 500,000,00 shares authorized, 17,238,839 shares issued and outstanding, as adjusted	14	17
Class B common stock; $0.001 par value per share, 150,000,000 shares authorized, 8,376,768 shares issued and outstanding, actual; 150,000,000 shares authorized, 8,376,768 shares issued and outstanding, as adjusted	9	9
Additional paid-in capital	76,252	170,456
Stockholder notes receivable	(15)	(15)
Accumulated deficit	(296,565)	(296,565)

Total stockholders’ deficit	(220,305)	(126,098)

Total capitalization	$(200,552)	$(106,345)

The number of shares of our Class A common stock and our Class B common stock to be outstanding after this offering is based on 13,988,839 shares of Class A common stock and 8,376,768 shares of Class B common stock outstanding as of March 31, 2017, and excludes:

∎	2,348,377 shares of Class B common stock issuable upon the exercise of outstanding stock options issued as of March 31, 2017, pursuant to our Amended and Restated 2007 Long Term Incentive Plan, or 2007 LTIP, or standalone option agreements, at a weighted average exercise price of $17.46 per share; and

∎	1,049,040 shares, which may be issued in either Class A common stock or Class B common stock to be reserved for future issuance under our 2007 LTIP, as of March 31, 2017.

DILUTION

If you invest in our Class A common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our Class A common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Class A common stock and Class B common stock deemed to be outstanding at that date.

The historical net tangible book deficit of our common stock as of March 31, 2017, was $220.3 million, or $9.85 per share, based on 13,988,839 shares of Class A common stock and 8,376,768 shares of Class B common stock outstanding.

After giving effect to our receipt and intended use of approximately $94.2 million of estimated net proceeds from our sale of shares of Class A common stock in this offering at the public offering price of $31.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of March 31, 2017, would have been $126.1 million, or $4.92 per share based on the aggregate of Class A common stock and Class B common stock. This represents an immediate increase in net tangible book value of $4.93 per share to existing stockholders and an immediate dilution of $35.92 per share to new investors purchasing shares of Class A common stock in the offering. The following table illustrates this substantial and immediate per share dilution to new investors.

Public offering price per share		$31.00
Historical net tangible book deficit per share as of March 31, 2017	$(9.85)
Increase in net tangible book value per share attributable to investors participating in this offering	4.93

As adjusted net tangible book deficit per share after this offering		$(4.92)

As adjusted dilution in net tangible book deficit per share to investors participating in this offering		$35.92

If the underwriters exercise their option to purchase additional shares in full at the public offering price of $31.00 per share, the as adjusted net tangible book deficit will decrease to $4.29 per share, representing an immediate increase in net tangible book value to existing stockholders of $5.56 per share and immediate dilution in net tangible book value of $35.29 per share to new investors.

The foregoing table and calculations are based on 13,988,839 shares of our Class A common stock outstanding as of March 31, 2017, and excludes:

∎	2,348,377 shares of Class B common stock issuable upon the exercise of outstanding stock options issued as of March 31, 2017, pursuant to our Amended and Restated 2007 Long Term Incentive Plan, or 2007 LTIP, or standalone option agreements, at a weighted average exercise price of $17.46 per share; and

∎	1,049,040 shares, which may be issued in either Class A common stock or Class B common stock to be reserved for future issuance under our 2007 LTIP, as of March 31, 2017.

We may choose in the future to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options are exercised, new options are issued and exercised under our 2007 LTIP, or we issue additional shares of common stock, other equity securities, or convertible debt securities in the future.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and estate tax considerations applicable to non-U.S. holders (as defined below) with respect to their acquisition, ownership, and disposition of shares of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal income tax consequences relating thereto. All prospective non-U.S. holders of our Class A common stock should consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership, and disposition of our Class A common stock, as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local, and non-U.S. tax consequences and any U.S. federal non-income tax consequences. In general, a non-U.S. holder means a beneficial owner of our Class A common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

∎	an individual who is a citizen or resident of the United States;

∎	a corporation, or an entity treated as a corporation, created or organized in the U.S. or under the laws of the U.S. or of any state thereof or the District of Columbia;

∎	an estate, the income of which is subject to United States federal income tax regardless of its source; or

∎	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative rulings, and judicial decisions, all as in effect as of the date of this prospectus supplement. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement.

This discussion is limited to non-U.S. holders that hold shares of our Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. gift tax, any state, local, or non-U.S. taxes, or the application of the alternative minimum tax or the Medicare contribution tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, foreign governments, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our Class A common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Class A common stock as part of a hedge, straddle, or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Class A common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies, and U.S. expatriates and certain former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their Class A common stock through such partnerships or such entities or arrangements. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our Class A common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock.

There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the acquisition, ownership, or disposition of our Class A common stock.

Distributions on Our Class A Common Stock

As described in the section of this prospectus supplement entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, distributions, if any, on our Class A common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the Class A common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such Class A common stock, subject to the tax treatment described below in “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders—Taxation on Sale, Exchange or Other Disposition of Our Class A Common Stock.”

Subject to the discussion below regarding backup withholding and foreign accounts, dividends (out of earnings and profits) paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty generally will be required to provide a properly executed IRS Form W-8BEN (in the case of an individual) or IRS Form W-8BEN-E (in the case of an entity) or applicable successor form, including a U.S. or, if applicable, a non-U.S. taxpayer identification number and certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code), unless a specific treaty exemption applies. Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Taxation on Sale, Exchange, or Other Disposition of Our Class A Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange, or other disposition of shares of our Class A common stock unless:

∎

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders—Distributions on Our Class A Common Stock” may also apply;

∎	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

∎	our Class A common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” within the meaning of Code Section 897(c)(2), or a USRPHC. Generally a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not, and believe that it is not likely that we will become, a USRPHC. Even if we are or become a USRPHC, provided that our Class A common stock is regularly traded on an established securities market, our Class A common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding Class A common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock. If we are a USRPHC and either our Class A common stock is not regularly traded on an established securities market or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding Class A common stock, directly or indirectly, during the applicable testing period, such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our common stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our Class A common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 28%) with respect to dividends on our Class A common stock. U.S. backup withholding generally will not apply to a non-U.S. holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise establishes an exemption. Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code generally impose a U.S. federal withholding tax of 30% on certain payments, including dividends and the gross proceeds of a disposition of our Class A common stock paid to a “foreign financial institution” (as specifically defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which may include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. This U.S. federal withholding tax of 30% also applies to dividends and the gross proceeds of a disposition of our Class A common stock paid to a non-financial foreign entity, unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. The withholding provisions described above currently apply to dividends paid on our Class A common stock, and will generally apply with respect to gross proceeds of a sale or other disposition of our Class A common stock on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of the legislation on their investment in our Class A common stock.

U.S. Federal Estate Tax

Shares of our Class A common stock that are owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL NON-INCOME TAX LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, among us and Jefferies LLC, Leerink Partners LLC, and Stifel, Nicolaus & Company, Incorporated, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES
Jefferies LLC	1,137,500
Leerink Partners LLC	975,000
Stifel, Nicolaus & Company, Incorporated	682,500
Robert W. Baird & Co. Incorporated	227,500
Ladenburg Thalmann & Co. Inc.	227,500

Total	3,250,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Class A common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Class A common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A common stock, that you will be able to sell any of the Class A common stock held by you at a particular time, or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of Class A common stock subject to their acceptance of shares of Class A common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $1.116 per share of Class A common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters, and the proceeds, before estimated expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$31.00	$31.00	$100,750,000	$115,862,500
Underwriting discounts and commissions paid by us	$1.86	$1.86	$6,045,000	$6,951,750
Proceeds to us, before estimated expenses	$29.14	$29.14	$94,705,000	$108,910,750

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.5 million.

Listing

Our Class A common stock is listed on The NASDAQ Global Market under the trading symbol “RETA”.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers, directors, and certain of our stockholders have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of Jefferies LLC, Leerink Partners LLC, and Stifel, Nicolaus & Company, Incorporated:

∎	offer, sell, contract to sell, pledge, or otherwise dispose of, including the filing of a registration statement in respect of, or hedge any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for, our capital stock (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, our officers, directors, and certain of our stockholders or any of our affiliates or affiliates of our officers, directors, and certain of our stockholders or any person in privity with us, our officers, directors, and certain of our stockholders or any our affiliates or affiliates of our officers, directors, and certain of our stockholders), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than the registration statement relating to the offering) with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or

∎	publicly announce an intention to effect any such transaction.

This restriction terminates after the 90th day after the date of this prospectus supplement.

Jefferies LLC, Leerink Partners LLC, and Stifel, Nicolaus & Company, Incorporated may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Class A common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Class A common stock or purchasing shares of our Class A common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Class A common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Class A common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Class A common stock. A syndicate covering transaction is the bid for or the purchase of shares of Class A common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of Class A common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Class A common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Class A common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of the Class A common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

(a)	the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

(b)	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

(c)	where required by law, the purchaser is purchasing as principal and not as agent, and

(d)	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

Australia

∎	Neither this prospectus supplement nor the accompanying prospectus is a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, or has been lodged with the Australian Securities & Investments Commission, and each is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either: a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

∎	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

∎	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

∎	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation, or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Neither this prospectus supplement nor the accompanying prospectus has been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated, or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Israel

In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed, or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed, or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute, or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant, and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

France

Neither this prospectus supplement, the accompanying prospectus, nor any other offering material relating to the shares described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

∎	released, issued, distributed, or caused to be released, issued, or distributed to the public in France; or

∎	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales, and distributions will be made in France only:

∎	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1,D.754-1 and D.764-1 of the French Code monétaire et financier;

∎	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

∎	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations, and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been and neither will be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:

∎	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

∎	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

∎	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

∎	where no consideration is or will be given for the transfer;

∎	where the transfer is by operation of law;

∎	as specified in Section 276(7) of the SFA; or

∎	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the offering, us, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus supplement, the accompanying prospectus, and their contents are confidential and should not be distributed, published, or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the Dubai Financial Services Authority.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Vinson & Elkins LLP, Dallas, Texas. Cooley LLP, San Diego, California, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Reata Pharmaceuticals, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC (File No. 001-37785). Our filings with the SEC are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can also obtain information about us at the offices of The NASDAQ Global Market.

We make available free of charge on our Internet website at http://www.reatapharma.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with it. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC. Therefore, before you decide to invest in our Class A common stock, you should always check for reports we may have filed with the SEC after the date of this prospectus.

We incorporate by reference the documents listed below:

∎	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 3, 2017, including those portions of our definitive proxy statement on Schedule 14A, filed on April 24, 2017, incorporated by reference therein;

∎	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 10, 2017;

∎	the Current Reports on Form 8-K filed on March 2, 2017, April 3, 2017, June 2, 2017, June 8, 2017, and July 24, 2017; and

∎	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 23, 2016, and any other amendments or reports filed with the SEC for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

Reata Pharmaceuticals, Inc.

Attn: Secretary

2801 Gateway Drive, Suite 150

Irving, Texas 75063

Telephone number: (972) 865-2219

PROSPECTUS

Reata Pharmaceuticals, Inc.

CLASS A COMMON STOCK

CLASS B COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

RIGHTS

We may from time to time, in one or more offerings, offer and sell shares of our Class A common stock, shares of our Class B common stock, shares of preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, and rights.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus provides you with only a general description of these securities and the manner in which we will offer these securities. The specific terms of any securities that we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our Class A common stock is listed on The NASDAQ Global Market under the symbol “RETA.” On July 7, 2017, the closing price of our Class A common stock was $32.14.

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves risk. Before you make an investment in our securities, we recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $250 million. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “Reata” refer to Reata Pharmaceuticals, Inc.; and the term “securities” refers collectively to the securities registered hereunder or any combination thereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement may contain forward-looking statements that involve substantial risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the timing, costs, conduct, and outcome of our clinical trials, including statements regarding the timing of the initiation and availability of data from such trials;

•	the timing and likelihood of regulatory filings and approvals for our product candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the potential market opportunities for commercializing our product candidates;

•	our expectations related to the use of our available cash;

•	estimates of our expenses, future revenue, capital requirements, and our needs for additional financing;

•	our ability to develop, acquire, and advance product candidates into, and successfully complete, clinical trials;

•	the initiation, timing, progress, and results of future preclinical studies and clinical trials, and our research and development programs;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our ability to maintain and establish relationships with third parties, such as contract research organizations, suppliers, and distributors;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our ability to establish and maintain arrangements for manufacture of our product candidates;

•	our ability to attract collaborators with development, regulatory, and commercialization expertise;

•	the impact of governmental laws and regulations;

•	developments and projections relating to our competitors and our industry; and

•	other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

THE COMPANY

We are a clinical stage biopharmaceutical company focused on identifying, developing, and commercializing product candidates to address rare and life-threatening diseases with few or no approved therapies by targeting molecular pathways that regulate cellular metabolism and inflammation. Our lead product candidates, bardoxolone methyl and omaveloxolone, are Nrf2 activators that target the important transcription factor Nrf2 to restore mitochondrial function, reduce oxidative stress, and resolve inflammation. Bardoxolone methyl is currently being studied in a Phase 3 trial, known as CATALYST, for the treatment of pulmonary arterial hypertension, or PAH, associated with connective tissue disease, or CTD-PAH, as well as a Phase 2 trial, known as LARIAT, for the treatment of pulmonary hypertension due to interstitial lung disease, or PH-ILD, and PAH. In addition, bardoxolone methyl is currently being studied in a single, pivotal Phase 2/3 trial, known as CARDINAL, for the treatment of chronic kidney disease, or CKD, caused by Alport syndrome. We began enrolling patients in CARDINAL in March 2017. Omaveloxolone is being studied in separate two-part Phase 2 trials for the treatment of Friedreich’s ataxia, or FA, and mitochondrial myopathies, or MM, known as MOXIe and MOTOR, respectively. We have completed enrollment of part one in MOXIe and are currently dosing patients in part one of MOTOR, both of which are dose ranging. Data from part two of each of the trials have the potential to be used for registration. Omaveloxolone is also being studied in a Phase 1b/2 trial for the treatment of metastatic melanoma, known as REVEAL. In addition to our lead product candidates, we are also conducting a Phase 1 trial of RTA 901. Beyond our clinical programs, we have additional promising preclinical development programs. We believe that our product candidates and preclinical programs have the potential to improve clinical outcomes in numerous underserved patient populations.

OUR CORPORATE INFORMATION

We were incorporated in 2002 in Delaware. Our headquarters are located at 2801 Gateway Drive, Suite 150, Irving, Texas 75063, and our telephone number is (972) 865-2219. Our website address is www.reatapharma.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

“Reata Pharmaceuticals,” the Reata Pharmaceuticals logo, and other trademarks or service marks of Reata Pharmaceuticals, Inc. appearing in this prospectus are the property of Reata Pharmaceuticals, Inc. This prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and reducing executive compensation disclosures.

We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, which will be December 31, 2021, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC (File No. 001-37785). Our filings with the SEC are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can also obtain information about us at the offices of The NASDAQ Global Market.

We make available free of charge on our Internet website at http://www.reatapharma.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with it. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 3, 2017, including those portions of our definitive proxy statement on Schedule 14A, filed on April 24, 2017, incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 10, 2017;

•	the Current Reports on Form 8-K filed on March 2, 2017, April 3, 2017, June 2, 2017 and June 8, 2017; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 23, 2016, and any other amendments or reports filed with the SEC for purposes of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

Reata Pharmaceuticals, Inc.

Attn: Secretary

2801 Gateway Drive, Suite 150

Irving, Texas 75063

Telephone number: (972) 865-2219

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference in evaluating an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from any sale of securities described in this prospectus for general corporate purposes, which may include, among other things, capital expenditures, the advancement of our product candidates in clinical trials, preclinical trials, and to meet working capital needs. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our thirteenth amended and restated certificate of incorporation and our second amended and restated bylaws, and of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

General

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock and Class B common stock. This dual-class structure is a fundamental element of our overall strategy to seek to maximize stockholder value over the long-term. Holders of our Class A common stock and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to three votes per share, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Shares of Class B common stock can be sold at any time and, subject to limited exceptions, must irrevocably convert to shares of Class A common stock upon sale or transfer. Therefore, we expect that, over time, the Class B common stockholder class will diminish as a percentage of our total shares outstanding and that the remaining shares of Class B common stock will be concentrated in the hands of our longest-term stockholders.

Our authorized capital stock consists of 750,000,000 shares, all with a par value of $0.001 per share, of which:

•	500,000,000 shares are designated as Class A common stock;

•	150,000,000 shares are designated as Class B common stock; and

•	100,000,000 shares are designated as preferred stock.

As of June 30, 2017, there were outstanding:

•	14,768,472 shares of Class A common stock held of record by approximately 347 stockholders; and

•	7,597,419 shares of Class B common stock held of record by approximately 193 stockholders.

As of June 30, 2017, there were outstanding:

•	2,395,492 shares of Class B common stock that are issuable upon exercise of outstanding options.

Common Stock

Voting Rights

Each holder of our Class A common stock is entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders, and each holder of our Class B common stock is entitled to three votes for each share of Class B common stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law.

Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by our amended and restated certificate of incorporation or by law. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•	If we propose to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.

•	If we propose to amend our amended and restated certificate of incorporation to alter or change the powers, preferences or special rights of a class of stock in a manner that affects them adversely, then that class would be required to vote separately to approve the proposed amendment.

•	Our amended and restated certificate of incorporation expressly authorizes the number of authorized shares of Class A common stock or Class B common stock to be increased or decreased by the affirmative vote of the holders of a majority of the voting power of common stock, voting as a single class, irrespective of Section 242(b)(2) of the Delaware General Corporation Law.

We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Because our amended and restated certificate of incorporation provides for plurality voting for the election of directors, a director may be elected even if less than a majority of the votes cast are in favor of such election.

Economic Rights

Dividends and Distributions. Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of Class A common stock and Class B common stock will be entitled to receive, when, as, and if declared by our board of directors, out of any assets legally available therefor, such dividends as may be declared from time to time by our board of directors. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock will receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock will receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation Rights. In the event of our liquidation, dissolution, or winding-up, upon the completion of the distributions required with respect to any series of preferred stock that may then be outstanding, the remaining assets legally available for distribution to stockholders shall be distributed ratably among the holders of Class A common stock and Class B common stock and any participating preferred stock outstanding at that time.

Mergers and Consolidations. In connection with any merger or consolidation with or into another entity, shares of Class A common stock and Class B common stock will be treated equally, identically, and ratably, on a per share basis, with respect to any consideration into which such shares are converted or other consideration paid or otherwise distributed to our stockholders, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Conversion. Our Class A common stock is not convertible into any other shares of our capital stock. Each share of Class B common stock is convertible at the option of the holder at any time into one share of Class A common stock.

Each share of Class B common stock will be automatically converted into one share of Class A common stock upon transfer of any share of Class B common stock, whether or not for value, by any holder of that share, except transfers by an initial registered holder to:

•	a nominee of that holder, without any change in beneficial ownership, within the meaning of Section 13(d) of the Exchange Act; or

•	(1) another person who, at the time of the transfer, beneficially owns shares of Class B common stock or (2) a nominee of such person, without any change in beneficial ownership, within the meaning of Section 13(d) of the Exchange Act.

Further, any transfer without consideration to any of the following will not result in conversion:

•	any controlled affiliate of that holder who remains a controlled affiliate;

•	any active or retired partner of that holder;

•	the estate of that initial holder or a trust established for the benefit of the descendants or any relatives or spouse of that holder;

•	a parent corporation or wholly owned subsidiary of that holder or to a wholly owned subsidiary of that parent unless and until the transferee ceases to be a parent or wholly owned subsidiary of the holder or a wholly owned subsidiary of any parent; or

•	an immediate family member of any holder.

Lastly, any bona fide pledge by a holder to a financial institution in connection with a borrowing will not result in any conversion. If any transfer does not give rise to automatic conversion under these provisions, then any subsequent transfer by the holder, other than any transfer by such holder to a nominee of such holder, without any change in beneficial ownership, as such term is defined under Section 13(d) of the Exchange Act, or the pledgor, as the case may be, will be subject to automatic conversion upon these terms and conditions.

Holders of common stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We currently have no outstanding shares of preferred stock. Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of

100,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation, which could decrease the market price of our common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations, and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences, and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer, or other takeover attempt.

Options

As of June 30, 2017, under the 2007 LTIP and outstanding stock options granted pursuant to individual compensation arrangements, options to purchase an aggregate of 2,396,192 shares of Class B common stock, having a weighted-average exercise price of $17.64 per share, are outstanding, and 1,000,941 additional shares of Class A common stock and Class B common stock are available for future grant under the 2007 LTIP.

Stockholder Registration Rights

Certain registration rights are provided for under the terms of our Seventh Amended and Restated Registration Rights Agreement dated as of November 10, 2010, or the Registration Rights Agreement, entered into with certain of our investors in connection with our Series A through H convertible preferred stock financings. Pursuant to the Registration Rights Agreement, as of June 30, 2017, 1,800,965 shares of Class A common stock (not including shares of Class B common stock that are convertible into shares of Class A common stock) and 6,050,316 shares of Class B common stock are registrable shares. Holders of more than 67% of the registerable shares, which we refer to as the initiating holders, at any time, may twice request that we effect the registration of at least 50% of the registerable shares held by all holders of registration rights, or a lesser number of shares if the aggregate price to the public of the offering (net of underwriter discounts) will be at least $5 million. Furthermore, if Form S-3 is available for an offering by the initiating holders, the initiating holders may request that we effect an unlimited number of registrations on Form S-3 at an aggregate offering price of at least $1,000,000 per registration on Form S-3. In addition, the holders of registrable shares have piggyback registration rights if we determine to register any equity securities for our own account or the account of another security holder. The holders of registrable shares have waived their piggyback registration rights with respect to the registration statement of which this prospectus is a part. We will pay the registration expenses, other than underwriting fees, discounts, or commissions, of the shares registered pursuant to the registrations described above, but limited to four registrations on Form S-3. The Registration Rights Agreement terminates with respect to any holder who is permitted to sell, within a 90-day period, all of such holder’s registrable shares in compliance with Rule 144.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Dual Class Common Stock Structure

As discussed above, our Class B common stock has three votes per share, while our Class A common stock, which is the only class of stock that is publicly traded, has one vote per share. Because of our dual class common stock structure, our founders, directors, executives, employees, and current holders of our Class B common stock (and their affiliates) will continue to be able to control all matters submitted to our stockholders for approval even if they own significantly less than 50% of the shares of our outstanding common stock. This concentrated control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other stockholders may view as beneficial.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

In general, Section 203 defines “voting stock” to mean, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors. Every reference to a percentage of voting stock refers to such percentage of the votes of such voting stock.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Board Composition and Filling Vacancies

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Directors are elected by plurality vote. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of common stock outstanding are able to elect all of our directors. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of a majority of the voting power of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Actions by Stockholders

Our amended and restated certificate of incorporation also restricts the ability of stockholders to interfere with the powers of the board of directors in specified ways, including the constitution and composition of committees and the election and removal of officers.

No Written Consent of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. Our amended and restated certificate of incorporation and amended and restated bylaws provide that only our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Advance Notice Requirements

Our amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders, including proposals to nominate candidates for election as directors at a meeting of stockholders, must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the stockholders cannot amend any of the provisions described above except by a vote of 66 2⁄3% or more of the voting power of the shares of our outstanding common stock.

Blank Check Preferred Stock

Our amended and restated certificate of incorporation also provides for the authorization of undesignated preferred stock. As a result, our board of directors may issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or any action asserting a claim against us that is governed by the internal affairs doctrine, including any action to interpret, apply, or enforce our amended and restated certificate of incorporation or our amended and restated bylaws. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Listing

Our Class A common stock is listed on The NASDAQ Global Market under the symbol “RETA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Ave. Brooklyn, NY 11219.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock or shares of preferred stock, the holder will not have any rights as a holder of our shares of common stock or shares of preferred stock, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase “bank depositary” means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract, preferred stock or warrants, which we refer to in this prospectus as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights. The particular terms of the rights and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date on which stockholders entitled to the rights distribution will be determined;

•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the ability to exercise the rights will commence, and the date on which such ability will expire;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination, and cancellation rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	and other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

Each right will entitle the holder of rights to purchase, for cash, the number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, initial purchasers, brokers, or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers, or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any options (whether or not for over-allotments) under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers, or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Dallas, Texas, as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Reata Pharmaceuticals, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

3,250,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

Leerink Partners

Stifel

Co-Managers

Baird

Ladenburg Thalmann